EXHIBIT 11(A)(46)
                                                        -----------------

        [MATERIALS MADE AVAILABLE BY PARENT TO ANALYSTS AT A MEETING
         AMONG OFFICERS AND REPRESENTATIVES OF PARENT AND ANALYSTS
                            ON OCTOBER 18, 1999.]





   [NISOURCE Logo]

                            [Columbia Energy Logo]

         Building the Premier Competitor within the Energy Corridor
             Right Company . . . . Right Price. . . . Right Time


                                OCTOBER 1999

      These materials contain forward looking statements as defined in
        Section 21E of the Securities Exchange Act of 1934, including statements about future business operations and financial performance.
    These statements involve risks and uncertainties inherent in business forecasts, and actual results could differ materially from those indicated in these statements. A number of these risks and uncertainties are discussed in NiSource's Form 10-Q Quarterly Report filed with the Securities and Exchange Commission on August 13, 1999.





   NISOURCE . . . A BUYING OPPORTUNITY
   ---------------------------------------------------------------------

              A growth story that is significantly undervalued

   [Chart - Relative Performance - bar graph comparing performance of NiSource against Philadelphia Electric Utility Index (1994-1998)]

   [Chart - Total Return graph comparing performance of NiSource common stock against S&P 500 (10/89-10/99)]





   NISOURCE/COLUMBIA . . . TAKING IT TO THE NEXT LEVEL
   ---------------------------------------------------------------------

        A super-regional powerhouse positioned for profitable growth

   Strategic Fit       The critical mass, strategic location and the
                       necessary skills to profitably compete in a deregulated energy market

   Unique Opportunity  Largest natural gas company within the strategic
                       Energy Corridor - no asset overlap in the combined system

   Value Creation      Breakeven in 2001 and accretive thereafter -
                       positioned for 12 - 15% annual EPS growth

   Shareholder Focus   A strategic merger with endless opportunities





                THE PREMIER COMPETITOR IN THE ENERGY CORRIDOR
     -------------------------------------------------------------------

           Columbia is the bridge between NiSource's distribution
                             and storage assets

   [Graphic - Map of Energy Corridor]





                 ARBITRAGE FUEL, WEATHER, GEOGRAPHY AND TIME
    ---------------------------------------------------------------------

   Corridor Highlights
   -    40% of US energy consumption
   -    30% of US population
   -    85,000 MW of new gas fired generation
   -    24 Bcf/d of new interstate gas pipeline capacity

   [Graphic - Map of Energy Corridor]





               FULL SERVICE SUPER-REGIONAL ENERGY DISTRIBUTOR
    ---------------------------------------------------------------------

    Delivering value added products and services across the energy chain

   - Platform to maximize opportunities from 4.1 million customers in 9 states

   -    Skills to procure, deliver and risk manage the commodity

     Upstream------------------------------------------------Downstream

         Transportation - Storage - Distribution - Customer Service





               LARGEST NATURAL GAS COMPANY EAST OF THE ROCKIES
    ---------------------------------------------------------------------
                   [NiSource Logo / Columbia Energy Logo]

              OPERATIONAL                             FINANCIAL (1)
                            Eastern
                          U.S. Ranking
                          ------------
   3.1 Million Gas Customers   1st        $13.6 Billion Total Assets
   911 Bcf of Gas Sales        1st         $5.8 Billion Revenue (2)
   770 Bcf Gas Storage         1st         $1.6 Billion EBITDA (2)
16,500 Miles Gas Pipeline      4th        Solid Investment Grade Credit Rating
                                          (1) LTM Pro Forma.
                                          (2) Pro Forma for sale of marketing
                                          and trading





        A REVISED ALL CASH OFFER
   ---------------------------------------------------------------------

   -    $74 per share in cash

        -    No financing contingency:  fully committed financing

   - 5 Columbia board members invited to join expanded board of directors

   -    Rick Richard to become Vice Chairman

   -    Retain heads and headquarters of all critical operating units





   FULL AND FAIR VALUE
   ---------------------------------------------------------------------
   (Dollars in Millions, Except Price Per Share)

                                                                                                                    ADJUSTED
                                                                                               PURCHASE PRICE:   PURCHASE PRICE
                                                                                               ---------------------------------
                                                         ADJUSTED       PREMIUMS PAID TO             AS A MULTIPLE OF LTM
  DATE                                                   PURCHASE   PRE-ANNOUNCEMENT PRICES   ----------------------------------
ANNOUNCED           ACQUIROR              TARGET          PRICE    4 WEEKS    1 WEEK   1 DAY  EARNINGS   BOOK    EBITDA     EBIT
---------           --------              ------         --------  -------    ------   -----  --------   ----    ------     ----

PENDING      NiSource(1)           Columbia Energy       $8,078      27.0%    22.7%    22.3%    24.1x    3.0x     10.5x    15.5x
                                      Group
10/5/1999    DTE Energy            MCN Energy             4,791      57.2%    67.0%    61.1%    21.6x    2.8x     13.5x    18.5x
6/30/1999    Energy East           CTG Resources            554      52.2%    24.5%    15.1%    21.8x    2.6x      8.4x    12.4x
6/28/1999    Wisconsin Energy      WICOR                  1,444      23.5%    29.2%    18.6%    24.6x    2.6x      9.9x    15.7x
6/15/1999    Northeast Utilities   Yankee Energy
                                      Systems               671      44.5%    40.6%    38.5%    28.5x    2.6x     10.5x    15.6x
5/10/1999    Dominion Resources    Consolidated
                                      Natural Gas         8,406      27.3%    29.2%    18.4%    22.6x    2.7x     10.3x    16.9x
4/19/1999    Columbia Energy       Consolidated
                Group(2)              Natural Gas         8,737      31.5%    34.9%    33.5%    23.8x    2.8x     10.7x    17.6x
4/23/1999    Energy East           Connecticut Energy       608      65.1%    50.0%    34.1%    23.0x    2.4x     11.1x    16.8
3/15/1999    El Paso Natural Gas   Sonat Inc.             5,874      39.5%    41.9%    18.9%    32.8x    3.0x      9.2x    20.5x
11/11/1998   Carolina Power &      North Carolina
                Light                 Natural Gas Corp.     426      47.8%    41.1%    48.1%    20.9x    2.8x     10.1x    13.7x
10/19/1998   Eastern Enterprises   Colonial Gas             476      26.1%    29.9%    26.8%    21.0x    2.5x     10.3x    14.7x
12/18/1997   NiSource, Inc.        Bay State Gas            838      39.1%    32.0%    26.5%    22.5x    2.3x     10.3x    15.8x
11/22/1996   TECO Energy           Lykes Energy             430      NA       NA       NA       18.8x    2.8x      7.7x    11.4x
7/22/1996    Atmos Energy          United Cities Gas        518      69.7%    64.3%    52.2%    24.8x    2.2x      8.6x    13.0x

                                                           Mean      43.6%    40.4%    32.7%    23.6x    2.6x     10.0x    15.6x
____________________
(1)  Acquisition multiples & net debt are based on 6/30/99 results.
(2)  Failed hostile take-over attempt.










   55% DEBT / 45% EQUITY FINANCING PLAN
   ---------------------------------------------------------------------
               Maintain strong investment grade credit profile


                                 Structure                                               Sources & Uses
                       [NiSource Logo]                $3,434 - Debt                                             $MM    %
                                                      $2,809 Equity                                            -----  ---
       $74/                             100%                          INITIAL SOURCES
       Share                            Common Stock
                   [Columbia Energy Logo]             $2,125 Debt     364 Day Bank Acquisition Facility       $6,243
                                                      Assumed
                                                                      FINAL SOURCES (1)
                                                                      Debt Financing                          $3,434  55%
                                                                      Common Equity/Asset Sales                2,809  45%
                                                                                                              ------ ----
                                                                      TOTAL FINAL SOURCES                      6,243 100%
                                                                                                              -----  ----
                                                                      USES
                                                                      Purchase Price ($74,00/Share)           $6,143
                                                                      Transaction Costs                          100
                                                                                                              -----
                                                                      TOTAL USES                              $6,243
                                                                                                              ------
                                                                      (1) Within 12-24 months after closing.






   MODEST SYNERGIES ASSUMED
   ---------------------------------------------------------------------

                     Only 6-8% of Combined Non-Fuel O&M

   [Chart - comparing Non-Fuel O&M in 2001 to Non-Fuel o%M in 2002]





                   BREAKEVEN IN 2001 AND ACCRETIVE BY 2002
    ---------------------------------------------------------------------


   (Dollars in Millions, Except per Share Data)
   --------------------------------------------------------------------
     (Dollars in Millions, Except per Share Data                                                        2001      2002
                                                                                                      --------  -------
     NiSource Stand-alone Net Income (1)                                                                261.4    279.7
     Columbia Stand-alone Net Income (1)                                                                387.7    431.5
              NiSource Incremental After-Tax Interest Expense (2) (@7.25%)                              191.9    159.3
              Acquisition Goodwill (3)                                                                   95.2     95.2
     Assumed Annual Synergies to Shareholders (After-Tax (2)                                             62.7     85.8
                                                                                                        -------  --------
     Pro Forma Net Income                                                                               424.7    542.4
              Average Fully Diluted Shares Outstanding (MM) (4)                                         -------  --------
     Pro Forma Fully Diluted EPS                                                                        206.2    232.7
              NiSource Stand Alone Fully Diluted EPS                                                     $2.06    $2.33
              Accretion ($)                                                                              $2.06    $2.21
              Accretion (%)                                                                              $0.00    $0.12
                                                                                                          0.0%     5.6%
     (1)      Based upon IBES mean consensus estimates and IBES 5 yr growth rates of 11.3% for Columbia and 7.0% for NiSource
     (2)      Tax rate of 36%
     (3)      Assume $2.4 billion for Columbia book value at year end 2000.
     (4)      Assume common equality is issued at 3/31/01 at $26.50 per share which is the 1999 YTD stock price average.






        A BALANCED REFINANCING APPROACH
   ---------------------------------------------------------------------
   Selectively refinance during 2001 and 2002

   - Raise approximately $2.8 billion from equity, equity-linked securities and asset-sales

        - Greater liquidity and above average growth will appeal to investors

   -    Timing dependent on NI stock price and market conditions

        -    Minimize overhang on NiSource stock

   -    The rating agencies are supportive of the timetable and approach





        SIGNIFICANT INVESTOR DEMAND FOR NEW EQUITY
   --------------------------------------------------------------------

   Target Columbia shareholders: Similar investment profile with broader opportunities

   - Energy/Utility investments will be reduced by the $17 billion cash portion of M&A transactions announced in 1999

        - New equity opportunities are significantly less than M&A announcements

   - Columbia transaction results in cashing out an additional $6.1 billion - 90% from the institutional sector

        - Top 25 Columbia shareholders own 56% of Columbia (tender value equal to $3.4 billion) but only 18% of NiSource (market value equal to $500 MM)

        - Cash proceeds to top 25 Columbia shareholders far exceeds NISource's required equity needs of $2.8 billion





   THE RIGHT PATH TO SHAREHOLDER VALUE
   ---------------------------------------------------------------------

   Right Company  -    The combined company will be the largest natural
                       gas company east of the Rockies
                  -    Full BTU provider with direct access to 40% of US
                       energy consumption and 30% of the US population

   Right Price    -    Full and fair value relative to comparable
                       transactions - breakeven to earnings in 2001 and accretive in 2002

   Right Time     -    Industry is undergoing rapid change - Now is the
                       time to make a move
                  -    Fast track approval process should allow
                       completion in 6-9 months

   Right Value    -    Anticipated earnings growth of 12-15% makes the
                       combined company a market leader





   [NISOURCE Logo]

             [Columbia Energy Logo]

                              WE WILL DELIVER!